Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE
Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as February 1, 2019 among Brazos Valley Longhorn, L.L.C., a Delaware limited liability company (the “Successor Issuer”), Brazos Valley Longhorn Finance Corp., a Delaware corporation (the “Co-Issuer”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, WildHorse Resource Development Corporation, a Delaware corporation (the “Predecessor Issuer”), has heretofore executed and delivered to the Trustee an indenture (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), dated as of February 1, 2017 providing for the issuance of its 6.875% Senior Notes due 2025 (the “Notes”);
WHEREAS, pursuant to that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), by and between the Predecessor Issuer and the Successor Issuer, effective as of 8:01 a.m. on the date hereof (the “Effective Time”), the Predecessor Issuer will merge with and into the Successor Issuer (the “Merger”), with the Successor Issuer as the survivor;
WHEREAS, the Successor Issuer, as a successor to the Predecessor Issuer, desires to succeed to and assume the Predecessor Issuer’s rights and obligations under the Notes and the Indenture pursuant to Section 5.01(a)(2) of the Indenture and to comply with the requirements of the Indenture with respect to the execution of a supplemental indenture in connection with such succession and assumption of obligations;
WHEREAS, in connection with the Merger, pursuant to Section 5.01(a)(1)(b) of the Indenture, the Successor Issuer desires to add the Co-Issuer, and the Co-Issuer desires to be added, as a “co-issuer” of the Notes such that the Co-Issuer shall become a co-obligor of all of the Predecessor Issuer’s and Successor Issuer’s obligations under the Indenture and the Notes, on the same terms and subject to the same conditions as the Predecessor Issuer and Successor Issuer, on a joint and several basis; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Issuer, the Co-Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.     Assumption. Effective simultaneously with the consummation of the Merger at the Effective Time:

i.
The Successor Issuer hereby assumes from the Predecessor Issuer and undertakes to perform, pay or discharge all obligations of the Predecessor Issuer, in lieu of and in substitution for the Predecessor Issuer, arising from the terms, covenants, conditions and provisions of the Indenture, including the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of the Indenture on the part of the Predecessor Issuer to be performed or observed. Pursuant to Section 5.02 of the Indenture, the provisions of the Indenture referring to the “Issuer” shall refer to the Successor Issuer. The Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, the Predecessor Issuer under the Indenture with the same effect as if the Successor Issuer had been named as the Predecessor Issuer therein.

ii.	Pursuant to Section 5.02 of the Indenture, the Predecessor Issuer is hereby discharged and released from all of its obligations and covenants under the Indenture and the Notes.
3.     Appointment of Co-Issuer. Effective simultaneously with the consummation of the Merger at the Effective Time:

i.
The Co-Issuer hereby becomes a co-issuer of the Notes pursuant to Section 5.01(a)(1)(b) of the Indenture, liable for the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes in accordance with the terms of the Indenture. The Co-Issuer and the Successor Issuer, as co-issuers, shall be unconditionally jointly and severally liable for the due and punctual payment of the principal of, and interest on, all of the Notes and all other amounts due and owing under the Indenture. Notwithstanding the agreement of the Co-Issuer to become liable for the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and all other amounts due and owing under the Indenture, the Successor Issuer remains fully liable for all of its liabilities and obligations under the Notes and the Indenture and has not been released from any liabilities or obligations thereunder.

ii.
The Co-Issuer may be removed and released from its obligations as such at any time if (A) upon giving effect thereto there are one or more other corporate co-issuers of the Notes and (B) the Successor Issuer delivers an Officers’ Certificate to the Trustee to such effect. Subject to the receipt of such an Officers’ Certificate, the Trustee shall execute any documents reasonably required to evidence any such removal and release of the Co-Issuer from its obligations.

4.    No Recourse Against Others. No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Predecessor Issuer, Successor Issuer, Co-Issuer or any Guarantor, as such, will have any liability for any obligations of the Predecessor Issuer, Successor Issuer, Co-Issuer or the Guarantors under the Notes, the Indenture, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
6.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Predecessor Issuer, Successor Issuer, Co-Issuer and the Guarantors.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Successor Issuer: BRAZOS VALLEY LONGHORN, L.L.C., as successor by merger to WildHorse Resource Development Corporation

By:	/s/ Erik S. Fares
Name:	Erik S. Fares
Title:	Vice President and Treasurer

Co-Issuer: BRAZOS VALLEY LONGHORN FINANCE CORP.

By:	/s/ Erik S. Fares
Name:	Erik S. Fares
Title:	Vice President and Treasurer

Signature Page – Fourth Supplemental Indenture

Guarantors:

WILDHORSE RESOURCES II, LLC,
By: Brazos Valley Longhorn, L.L.C., its sole member
ESQUISTO RESOURCES II, LLC,
By: Brazos Valley Longhorn, L.L.C., its sole member
WHE ACQCO., LLC,
By: Brazos Valley Longhorn, L.L.C., its sole member
WHR EAGLE FORD LLC
By: Brazos Valley Longhorn, L.L.C., its sole member
BURLESON SAND LLC
By: Brazos Valley Longhorn, L.L.C., its sole member
WHCC INFRASTRUCTURE LLC
By: Brazos Valley Longhorn, L.L.C., its sole member

By:	/s/ Erik S. Fares
Name:	Erik S. Fares
Title:	Vice President and Treasurer

WILDHORSE RESOURCES MANAGEMENT COMPANY, LLC, By: WildHorse Resources II, LLC, its sole member By: Brazos Valley Longhorn, L.L.C., its sole member

By:	/s/ Erik S. Fares
Name:	Erik S. Fares
Title:	Vice President and Treasurer

PETROMAX E&P BURLESON, LLC, By: Esquisto Resources II, LLC, its sole member By: Brazos Valley Longhorn, L.L.C., its sole member

By:	/s/ Erik S. Fares
Name:	Erik S. Fares
Title:	Vice President and Treasurer

Signature Page – Fourth Supplemental Indenture

BURLESON WATER RESOURCES, LLC, By: Esquisto Resources II, LLC, its sole member By: Brazos Valley Longhorn, L.L.C., its sole member

By:	/s/ Erik S. Fares
Name:	Erik S. Fares
Title:	Vice President and Treasurer

Signature Page – Fourth Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, As Trustee

By:	/s/ Kristel Richards
Name:	Kristel Richards
Title:	Vice President

Signature Page – Fourth Supplemental Indenture